Exhibit 5.1

BONDY & SCHLOSS LLP 60 East 42nd Street, 37th Floor New York, NY 10165

July 8, 2003

Board of Directors
Q Comm International, Inc.
1145 South 1680 West
Orem, Utah 84058-4930
              Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Q Comm International, Inc. (the “Company”) in connection with the registration for resale on a Form S-3 Registration Statement (the “Registration Statement”) of

(i)
an aggregate of 300,000 shares of common stock, $.001 par value (the “Common Stock”) issuable upon the conversion of certain 12% convertible debentures, which were issued in the Company’s private offering in February 2003 (the “Private Offering”);

(ii)	an aggregate of 169,231 shares of Common Stock issuable upon the exercise of warrants issued in the Private Offering;

(iii)	an aggregate of 169,231 shares of Common Stock issued in the Private Offering.

In such connection, we have examined certain corporate records and proceedings of the Company, including the proceedings taken in connection with the authorization and issuance of the securities described above, including the shares of Common Stock issuable upon the exercise of the warrants and debentures and such other investigation as we deemed necessary. Based upon the foregoing, we are of the opinion that the shares of Common Stock of the Company covered by the Registration Statement have been duly authorized and, when sold, issued and paid for, will be validly issued, fully paid and nonassessable. This opinion is limited to the federal laws of the United States of America and the laws of the State of Utah, including statutory provisions, applicable provisions of the Utah Constitution and reported judicial decisions interpreting those laws.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement, and we further consent to the reference under the caption “Legal Matters” in the Prospectus which forms a part of the Registration Statement to the fact that this opinion concerning the validity of the shares of Common Stock has been rendered by us.

Very truly yours,
/s/ Bondy & Schloss LLP
BONDY & SCHLOSS LLP